USR INDUSTRIES, INC.

                                                                    EXHIBIT 22

NAME OF SUBSIDIARY                        STATE OF INCORPORATION
------------------                        ----------------------
 Metal Fabricators, Inc.(1)                      Nevada
    MultiMetals Products Corporation             Delaware
    USR Metals, Inc.                             Pennsylvania
 USR Chemicals, Inc.(1)                          New Jersey
 USR Lighting, Inc.                              New Jersey

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(1) Inactive.